SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                November 5, 2004


                            FARNSWORTH BANCORP, INC.
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             (Exact name of Registrant as specified in its Charter)



       New Jersey                    0-24621             22-3591051
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(State or other jurisdiction      (SEC File No.)       (IRS Employer
     of incorporation)                                Identification
                                                          Number)


789 Farnsworth Avenue, Bordentown, NJ.                    08505
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (609)298-0723
                                                      -------------

                                 Not Applicable
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          (Former name or former address, if changed since last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         |_| Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

                            FARNSWORTH BANCORP, INC.

                   Section 3 - Securities and Trading Markets



Item 3.02.  Unregistered Sales of Equity Securities.

         On November 5, 2004, the Registrant completed the private offering (the "Offering") of 120,027 shares of its common stock, par value $.10 per share, for an aggregate sales price of $2,070,466 ($17.25 per share). The Registrant did not use an underwriter in connection with the Offering. The Offering was not registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from registration under Rule 505 of Regulation D promulgated under the Securities Act. The Offering qualifies for the exemption from registration under Rule 505 of Regulation D in that the aggregate offering price was less than $5 million, there were fewer than 35 "unaccredited investors" who actually purchased stock in the Offering and the Registrant has satisfied, or will satisfy, all of the terms and conditions of Rules 501, 502 and 503 of Regulation D.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           FARNSWORTH BANCORP, INC.




Date: November 5, 2004                     By: /s/Gary N. Pelehaty
     -----------------                        ------------------------
                                               Gary N. Pelehaty
                                               President and Chief
                                               Executive Officer